INDEPENDENT AUDITORS’ CONSENT
We hereby consent to the incorporation of our report dated June 25, 2007 relating to the financial statements of the ACS Savings Plan, which appears in this Form 11-K.
/s/ Chapman, Hext & Co., P.C.
Richardson, Texas
June 25, 2007